Exhibit 99.2

WCI Communities Second Quarter 2013 Earnings Conference Call August 20, 2013

1 Disclosure Statement This presentation contains forward-looking statements. All statements that are not statements of historical fact, including statements about the Company’s beliefs and expectations, are forward-looking statements within the meaning of the federal securities laws, and should be evaluated as such. Forward-looking statements include information concerning the Company’s future goals, expected growth, market conditions, expected liquidity and possible or assumed future results of operations, including descriptions of its business plan and strategies. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believe,” “estimate,” “project,” “anticipate,” “expect,” “seek,” “predict,” “contemplate,” “continue,” “possible,” “intend,” “may,” “might,” “will,” “could,” “would,” “should,” “forecast,” or “assume” or, in each case, their negative, or other variations or comparable terminology. For more information concerning factors that could cause actual results to differ materially from those contained in the forward- looking statements please refer to the “Risk Factors” section of the final prospectus filed by the Company with the Securities and Exchange Commission on July 25, 2013 related to the Registration Statement on Form S-1 and subsequent filings by the Company. The Company bases these forward-looking statements or projections on its current expectations, plans and assumptions that it has made in light of its experience in the industry, as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances and at such time. As you read and consider this presentation, you should understand that these statements are not guarantees of performance or results. The forward-looking statements and projections are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements or projections. Although the Company believes that these forward-looking statements and projections are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect the Company’s actual financial results or results of operations and could cause actual results to differ materially from those expressed in the forward-looking statements and projections. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. If the Company does update one or more forward-looking statements, there should be no inference that it will make additional updates with respect to those or other forward-looking statements. In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this presentation contains the non-GAAP financial measures Adjusted EBITDA and Adjusted gross margin from homes delivered. The reasons for the use of these measures, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included below in the appendix to this presentation.

2 FL-goldMap (2).pngWCI Communities at a Glance .Lifestyle community developer and luxury homebuilder focused on Florida markets with a legacy that spans more than 60 years .Expertise and reputation for developing amenity rich, lifestyle oriented master- planned communities .Over 8,200 home sites owned or controlled as of June 30, 2013 –Majority located within mature, well- amenitized communities .Target move-up, second home and active adult customers –22 active neighborhoods situated in 10 master-planned communities as of June 30, 2013 .Recent successful capital markets transactions Geographic Footprint Total Home Sites Owned as of 6/30/2013 Home Sites Inventory

3 Key Differentiators .Pure play opportunity in growing Florida housing market .Luxury coastal homebuilder with sizeable and attractive land positions –$441k ASP - high relative to peers –Diverse buyer mix and pricing range .Higher proportion of cash buyers –40% of 2Q13 deliveries –Only 12% Financed more than 80% .Low cancellation rate .Attractive land cost basis due in large part to fresh start accounting in 2009 .Strategic Amenities & Real Estate Services businesses are value add Home Deliveries by Price Range Buyer Profile with Low Reliance on Financing Loan to Value Percentage – 2Q13 Deliveries

4 (1)US Census Bureau and John Burns Real Estate Consulting (2)Florida Realtors’ ® June 2013 Florida Housing Market statewide data reports Florida Real Estate Market Continued Growth .3rd highest population growth (1) .2nd highest permits issued in 2012 (1) –53% increase over 2011 .2013 year to date June permits up an additional 61% (1) –TTM permits still 75% off peak level .Continued Strength in Resale Market (2) –Resale SF closings were up 14.7% –Median SF resale price was up 14.1% –Days on market averaged 51 days, down 20.3% –Single family resale inventory of 5 months supply, down 31.4% Annual Florida Annual Permit Activity (1) 77% off peak State Permit Issuance – 2012 (1)

5 Second Quarter 2013 Highlights ($ in thousands) 15% 38% 20% 144% 11%140 Bps New Order Statistics (1) Adjusted gross margin from homes delivered as a percent of revenue from homes delivered (1) Homes Delivered & Margin Statistics

6 Second Quarter 2013 Highlights ($ in thousands) 72% 214% 12% 17% 327 units 341 units 27% Key Financial Statistics Backlog & Land Supply Statistics

Selected Operating Results

$ in thousands, except per share data	Three Months Ended June 30, 2013	2012	Variance %
Homebuilding revenues	$53,761	$21,835	146.2%
Real estate services revenues	23,962	21,806	9.9%
Amenities revenues	5,614	4,868	15.3%
Total Revenues	$83,337	$48,509	71.8%
Homebuilding gross margin	$16,788	$6,575	155.3%
Real estate services gross margin	1,888	1,238	52.5%
Amenities gross margin	(582)	(846)	
Total gross margin	$18,094	$6,967	159.7%
Adjusted gross margin % from homes delivered	33.3%	31.9%	1.4%
EBITDA	$10,550	($13,455)	
Adjusted EBITDA	11,698	3,731	213.5%
Adjusted EBITDA margin	14.0%	7.7%	6.3%
Net income attributable to common shareholders	$8,206	($16,458)	
Earnings per share - diluted	$0.45	($1.39)	
Fully diluted share count	18,084	11,855	52.5%
SG&A % of homebuilding revenues	17.8%	33.4%	-15.6%
Deliveries	122	50	144.0%
Average selling price per delivery	$441	$398	10.8%

- 2Q13 - Preferred stock dividend of $700K for the purchase of Preferred B shares; EPS impact of $0.04 per fully diluted share
- 3Q13 - Issued 6.8 million common shares in conjunction with IPO
  - Issued additional 903,825 common shares in exchange for Preferred A shares
  - Total common shares outstanding of 26.7 million at 2Q13 pro forma for IPO, Preferred A exchange and LTIP modification; pro forma EPS of $0.31 assuming 26.7 million common shares at 2Q13
- 3Q13 – Company will incur $19 million non-cash dividend related to the exchange of 10,000 Preferred A shares for 903,825 common shares; no net impact to equity

WCI
The Experience Is Everything

7

8 Strong Balance Sheet with Ample Liquidity .July 2013 – Raised $91 million net proceeds from initial public offering .August 2013 – Raised $196 million net proceeds from issuance of Senior Notes due 2021 –Paid off existing $125 million senior notes –One time, early repayment of debt charges of approximately $6 million to be incurred in 3Q13 .Expect to enter into a $75 million four year senior unsecured revolving credit facility in 3Q13 .Fully reserved deferred tax asset of $204 million as of 2Q13 (1)Proforma column includes effect of IPO, $200 million Senior Notes due 2021 and $75 million unsecured revolving credit facility (2)Available liquidity includes the $75 million revolving credit facility and $10 million undrawn revolving credit facility with Stonegate Bank T:\Consumer\PTC\Project Gator\Slater_130607\Art\Image blocks.psd$ in thousands As of 12/31/2012 As of 6/30/2013 Proforma as of 6/30/13 (1) Cash & Equivalents $81,094 $34,532 $194,932 Real Estate Inventory 183,168 272,408 272,408 Sr. Secured Notes Due 2017 125,000 125,000 - Sr. Notes Due 2021 - - 200,000 Total Equity 168,605 177,614 264,614 Total Capitalization 293,605 302,614 464,614 Available Liquidity (2) 91,094 44,532 279,932 Debt to Capitalization 42.6% 41.3% 43.0% Net Debt to Capital 20.7% 33.7% 1.9% (Cash + Inventory) / Debt 2.11 2.46 2.34

9 Continuing to Execute Our Strategy Maximize profitability by being a fully integrated homebuilder and developer Acquire & develop multi-year master-planned lifestyle communities augmented by smaller infill opportunities to leverage operational capacity Focus on serving move-up, second home and active adult buyers Differentiated by our extensive amenity offerings Harvest value within existing land portfolio Maintain production homebuilding disciplines Leverage scalable operating platform as we continue to grow the business

WCI the experience everything

Appendix

12 Reconciliation on Non-GAAP Financial Measures Adjusted Gross Margin from Homes Delivered In addition to the results reported in accordance with GAAP, the Company has provided information in this presentation related to Adjusted gross margin from homes delivered, EBITDA and Adjusted EBITDA Adjusted Gross Margin from Homes Delivered The Company calculates adjusted gross margin from homes delivered from Homebuilding gross margin by subtracting gross margin (loss) from land and home sites from Homebuilding gross margin to arrive at gross margin from homes delivered. Adjusted gross margin from homes delivered is calculated by adding asset impairments, if applicable, and capitalized interest in cost of sales to gross margin from homes delivered. Management uses adjusted gross margin from homes delivered to evaluate operating performance in the Company’s Homebuilding segment and in making strategic decisions regarding sales price, construction and development pace, product mix and other operating decisions. The Company believes adjusted gross margin from homes delivered is relevant and useful to investors for evaluating its performance. This measure is considered a non-GAAP financial measure and should be considered in addition to, rather than as a substitute for, the comparable GAAP financial measures as measures of the Company’s operating performance. Although other companies in the homebuilding industry report similar information, the methods used by such companies may differ. The Company urges investors to understand the methods used by other companies in the homebuilding industry to calculate gross margins and any adjustments to such amounts before comparing its measures to those of such other companies.

13 Reconciliation on Non-GAAP Financial Measures EBITDA and Adjusted EBITDA Adjusted EBITDA measures performance by adjusting net income (loss) to exclude interest expense, capitalized interest in cost of sales, income tax (benefit), depreciation (‘‘EBITDA’’), non-cash long-term incentive compensation expenses, asset impairments, and expenses related to early repayment of debt. Management believes that the presentation of Adjusted EBITDA provides useful information to investors regarding the Company’s results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of the Company’s business. Management also believes Adjusted EBITDA is useful as a measure of comparative operating performance from period to period and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of the Company’s capital structure (primarily interest expense), asset base (primarily depreciation and amortization), items outside the control of management (primarily income taxes) and the volatility related to the timing and extent of non-operating activities (such as asset impairments). Accordingly, management believes that this measurement is useful for comparing general operating performance from period to period. Other companies may define Adjusted EBITDA differently and, as a result, the Company’s measure of Adjusted EBITDA may not be directly comparable to Adjusted EBITDA of other companies. Although the Company uses Adjusted EBITDA as a financial measure to assess the performance of its business, the use of Adjusted EBITDA is limited because it does not include certain material costs, such as interest and taxes, necessary to operate the Company’s business. Adjusted EBITDA and EBITDA should be considered in addition to, and not as substitutes for, net income (loss) in accordance with GAAP as a measure of performance. The Company’s presentation of EBITDA and Adjusted EBITDA should not be construed as an indication that its future results will be unaffected by unusual or nonrecurring items. The Company’s EBITDA-based measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of its results as reported under GAAP. Some of these limitations are: .they do not reflect the impact of earnings or charges resulting from matters the Company considers not to be indicative of its ongoing operations; .they do not reflect the significant interest expense necessary to service interest payments on the Company’s debt; .they are not adjusted for all non-cash income or expense items that are reflected in the Company’s statements of cash flows; and .other companies in the Company’s industry may calculate these measures differently than it does, limiting their usefulness as comparative measures. Because of these limitations, the Company’s EBITDA-based measures are not intended as alternatives to net income (loss) as indicators of its operating performance, as alternatives to any other measure of performance in conformity with GAAP or as alternatives to cash flow provided by operating activities as measures of liquidity. You should therefore not place undue reliance on the Company’s EBITDA-based measures or ratios calculated using those measures.

14 onciliation on Non-GAAP Financial Measures EBITDA and Adjusted EBITDA  For the three months ended For the six months ended June 30, June 30, 2013 2012 2013 2012 (unaudited) Net income (loss) attributable to common shareholders ($ in thousands) of WCI Communities, Inc. $ 8,206 $ (16,458) $ 8,792 $ (23,118) Interest expense 729 2,155 1,614 5,015 Capitalized interest in cost of sales 1,070 371 1,563 440 Income tax (benefit) - - (85) - Depreciation 545 477 1,008 1,061 EBITDA 10,550 (13,455) 12,892 (16,602) Preferred stock dividend 700 - 700 - Non-cash long-term incentive compensation expense 448 202 2,032 403 Asset impairments - - - - Expenses related to early repayment of debt - 16,984 - 16,984 Adjusted EBITDA $ 11,698 $ 3,731 $ 15,624 $ 785